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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                        April 23, 2003 (April 22, 2003)


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


        0-20117                                                  13-3532643
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


                  7000 Fannin, 20th Floor, Houston, Texas 77030
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (713) 796-8822



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED REGULATION FD DISCLOSURE.

         On April 23, 2003, Texas Biotechnology Corporation, a Delaware corporation (the "Company"), and ICOS Corporation, a Delaware corporation ("ICOS"), issued a joint press release announcing that they have entered into a Purchase and Sale Agreement (the "Agreement"), pursuant to which the Company purchased from ICOS its 50% interest in ICOS-Texas Biotechnology L.P., a Delaware limited partnership (the "Partnership"). This transaction returns to the Company full ownership rights to the endothelin receptor antagonist program, including the experimental pulmonary arterial hypertension (PAH) drug, sitaxsentan, and TBC3711. The press release is filed as an exhibit hereto and is incorporated herein by reference.

         Under the terms of the Agreement, ICOS-ET-GP LLC, a Washington limited liability company, sold and transferred its .1% partnership interest in the Partnership to TBC-ET, Inc., a Delaware corporation and wholly-owned subsidiary of TBC, and ICOS-ET-LP LLC, a Washington limited liability company, sold and transferred its 49.9% partnership interest in the Partnership to the Company in exchange for (i) $4 million paid to ICOS on April 22, 2003 (the "Closing Date"), and (ii) $6 million to be paid to ICOS in two payments, a payment of $4 million on April 22, 2004, and a payment of $2 million on October 22, 2004. The $6 million payments to ICOS are evidenced by a Secured Promissory Note in the principal amount of $6 million (the "Note"), which will accrue interest at the 3-month LIBOR (as defined in the Note) rate plus 150 basis points beginning on the Closing Date and continuing to (but not including) the date on which the principal amount outstanding under the Note is paid in full. The interest rate on the Note will be adjusted on the first business day of each April, July, October and January to reflect the 3-month LIBOR rate in effect at the end of the preceding quarter. In addition, interest on the principal amount outstanding under the Note will be payable on or before the tenth day after the first business day of each April, July, October, and January after the Closing Date.

         The Company may prepay, in whole or in part, without penalty, the principal amount outstanding under the Note; provided that, any such prepayment will also include all accrued and unpaid interest due on the amount prepaid. In addition, upon the occurrence of a Change of Control (as defined in the Note) of the Company, the principal amount outstanding under the Note and all accrued and unpaid interest thereon will be paid by the Company to ICOS within ten days after the occurrence of such Change of Control. The Note is secured by an irrevocable standby letter of credit issued by JPMorgan Chase Bank for the account of the Company in favor of ICOS.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  As of the date of this Form 8-K, it is impracticable for the Company to file the required financial statements of the acquired business. The Company intends to file such required information with the Securities and Exchange Commission as soon as the financial

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statements become available but in any event not later than seventy-five days after the consummation of the acquisition.

         (b)      Pro Forma Financial Information.

                  As of the date of this Form 8-K, it is impracticable for the Company to file the required pro forma financial information relating to the acquired business. The Company intends to file such information concurrently with the filing of the financial statements discussed above, but no later than seventy-five days after the consummation of the acquisition.

         (c)      Exhibits.

                  99.1  Press Release.

                  99.2 Purchase and Sale Agreement dated as of April 22, 2003, made by and between Texas Biotechnology Corporation, TBC-ET, Inc., ICOS Corporation, ICOS-ET-LP LLC, ICOS-ET-GP LLC, and ICOS Technology Services LLC.

                  99.3 Secured Promissory Note of Texas Biotechnology Corporation dated April 22, 2003, in the principal amount of $6,000,000 and payable to ICOS Corporation.


                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TEXAS BIOTECHNOLOGY CORPORATION

Date: April 23, 2003                      By: /s/ Stephen L. Mueller
                                             -----------------------------------
                                              Stephen L. Mueller
                                              Vice-President, Finance and
                                              Administration
                                              Secretary and Treasurer

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                                 EXHIBIT INDEX


                Exhibit
                Number    Description
                -------   -----------

                  99.1    Press Release.

                  99.2 Purchase and Sale Agreement dated as of April 22, 2003, made by and between Texas Biotechnology Corporation, TBC-ET, Inc., ICOS Corporation, ICOS-ET-LP LLC, ICOS-ET-GP LLC, and ICOS Technology Services LLC.

                  99.3 Secured Promissory Note of Texas Biotechnology Corporation dated April 22, 2003, in the principal amount of $6,000,000 and payable to ICOS Corporation.